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Exhibit 5.1

December 7, 2016

Plains GP Holdings, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002

Ladies and Gentlemen:

        We have acted as counsel to Plains GP Holdings, L.P., a Delaware limited partnership (the "Partnership"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of Class A shares representing limited partner interests in the Partnership (the "Shares").

        The aggregate initial offering price of the Shares that may be offered and sold by the Partnership pursuant to the Registration Statement will not exceed $1,000,000,000 or, if applicable, the equivalent thereof in any other security or currency unit.

        We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement to which this opinion is an exhibit.

        As the basis for the opinion hereinafter expressed, we examined the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act"), the Second Amended and Restated Agreement of Limited Partnership of the Partnership, the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware pursuant to the Delaware LP Act in connection with the formation of the Partnership, the Partnership's records and documents, certificates of the Partnership and public officials, and such other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed that (i) all information contained in all documents submitted to us for review is accurate and complete (ii) the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies; (iii) all signatures on each such document examined by us are genuine; (iv) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete (v) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (vi) a prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby; (vii) a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and (viii) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement.

        Based upon and subject to the foregoing, we are of the opinion that the Shares, when (i) the Partnership has taken all necessary action to approve the issuance of such Shares, the terms of the offering thereof and related matters; and (ii) the Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, will be duly authorized, validly issued, fully paid (to the extent required under the Second Amended and Restated Agreement of Limited Partnership of the Partnership) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act).

Plains GP Holdings, L.P. December 7, 2016 Page 2

        As to any facts material to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the general partner of the Partnership and the Partnership.

        The foregoing opinion is limited in all respects to the federal laws of the United States of America, the Delaware LP Act and the Constitution of the State of Delaware, each as interpreted by the courts of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to the references to this firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.

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  Exhibit 5.1